EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-    ) and related Prospectus of The Geo Group, Inc. (formerly Wackenhut Corrections Corporation) and to the incorporation by reference therein of our report dated February 11, 2003, with respect to the consolidated financial statements and schedule of The Geo Group, Inc. included in its Annual Report (Form 10-K/A-2) for the fiscal year ended December 29, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

West Palm Beach, Florida December 4, 2003